UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2011

AIVTECH INTERNATIONAL GROUP CO.
(Exact name of registrant as specified in charter)

Nevada	333-161941	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1305 East, Hightech Plaza, Phase 2, Tian'an Cyber Park Futian District, Shenzhen City, Guangdong Province, China
(Address of principal executive offices and zip code)

+86 (139) 2349-3889
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2011, the director agreement between AIVtech International Group Co. (the “Company”) and Mr. James Hansel, independent directors of the Company, expired. By mutual agreement of both parties, Mr. Hansel will not stand for re-election to the board of directors of the Company at the expiration of his term as an independent director of the Company. There are no disagreements between the Company and Mr. Hansel. Mr. Hansel was a member of the audit committee, compensation committee and nominating committee.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIVTECH INTERNATIONAL GROUP CO.

Dated: August 26, 2011	By:	/s/ Jinlin Guo
Name: Jinlin Guo
Title: President, Chief Executive Officer and Chairman of the Board of Directors